                                                                    EXHIBIT 99.n

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                                       OF
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

     WHEREAS,  the  above-named   corporation  (the  "Issuer")  is  an  open-end
management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act"); and

     WHEREAS,  the common stock of the Issuer is currently divided into a number of separate series of shares; and

     WHEREAS,  the  Issuers  have  offered  multiple  classes of certain of such series of shares  pursuant to Rule 18f-3  under the 1940 Act since the  original
Multiple Class Plan was adopted; and

     WHEREAS, the Issuer desires to offer an additional class of certain of such series of shares pursuant to Rule 18f-3; and

     WHEREAS,  Rule 18f-3  requires  that the Board of  Directors  of the Issuer adopt a written plan setting forth (1) the specific  arrangement for shareholder services and the  distribution of securities for each class,  (2) the allocation of expenses for each class and (3) any related  conversion  features or exchange privileges; and

     WHEREAS, the Board of Directors of the Issuer,  including a majority of the
Independent Directors,  as defined in SECTION 3D below, have determined that the following plan (the "Plan"),  adopted pursuant to Rule 18f-3 under the 1940 Act, is in the best interests of each class individually and the Issuer as a whole;

     NOW,  THEREFORE,  the  Issuer  hereby  adopts,  on  behalf of the Funds (as defined in SECTION 2A below),  this Amended and Restated Multiple Class Plan, in accordance  with  Rule  18f-3  under  the 1940 Act on the  following  terms  and conditions:

SECTION 1. ESTABLISHMENT OF PLAN

As required by Rule 18f-3 under the 1940 Act,  this Plan  describes the multiple class system for certain series of shares of the Issuer,  including the separate class arrangements for shareholder  services and/or  distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges  applicable to the classes.  Upon the effective date of this
Plan,  the Issuer elects to offer multiple  classes of its shares,  as described herein, pursuant to Rule 18f-3 and this Plan.

SECTION 2. FEATURES OF THE CLASSES

a.   DIVISION  INTO CLASSES.  Each series of shares of the Issuer  identified in
     SCHEDULE  A  attached  hereto,  and each  series of  shares  of any  Issuer subsequently added to this Plan (collectively,  the "Funds"), may offer one or more  classes of shares:  the Class I shares,  the

     Class II shares,  the Class III shares and the Class IV shares. The classes that each Fund is authorized  to issue  pursuant to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund shall  represent an equal pro rata interest in such Fund,  and generally,  shall have  identical  voting, dividend, liquidation and other rights, preferences,  powers, restrictions, limitations,  qualifications,  and terms and  conditions,  except that: (A)
     each class  shall have a  different  designation;  (B) each class of shares shall bear any Class Expenses,  as defined in SECTION 3D(3) below; (C) each class  shall  have  exclusive  voting  rights on any  matter  submitted  to shareholders that relates solely to its service  arrangement;  and (D) each class  shall  have  separate  voting  rights  on any  matter  submitted  to shareholders  in which the interests of one class differ from the interests of any other class.

b.   MANAGEMENT FEES.

     (1) CLASS I UNIFIED  FEE.  The Issuer of the Funds  listed on SCHEDULE A is
     party  to  a  Management   Agreement  with  American   Century   Investment
     Management, Inc. ("ACIM"), the Funds' investment adviser, for the provision of investment  advisory and  management  services in exchange for a single, unified fee. Such Management Agreement and such unified fee applies to each
     Fund's Class I shares.  Shares issued and outstanding prior to May 18, 2001 shall  become  Class I shares.  The Class I shares are  intended to be sold exclusively to insurance  companies and qualified  retirement plans that do not require  payment of a distribution  fee out of the Class II or Class IV
     12b-1 Plan (defined in Section 2c.(1) and 2c.(2) below).

     (2) CLASS II UNIFIED  FEE.  The Issuer of the Funds listed on SCHEDULE A as being  authorized  to issue Class II shares  shall enter into a  Management
     Agreement  with  ACIM  providing  for a  unified  fee  equal to the  amount approved by the Funds' Board of Directors. The Class II shares are intended to be sold  exclusively  to insurance  companies and  qualified  retirement plans that require payment of a distribution  fee out of the Class II 12b-1
     Plan.

     (3) CLASS III UNIFIED  FEE. The Issuer of the Funds listed on SCHEDULE A as being  authorized  to issue Class III shares  shall enter into a Management
     Agreement  with  ACIM  providing  for a  unified  fee  equal to the  amount approved  by the  Funds'  Board of  Directors.  The  Class III  shares  are intended  to be sold  exclusively  to  insurance  companies  and  qualified retirement  plans that do not require payment of a distribution  fee out of the Class II 12b-1 Plan but that do require redemption fee.

     (4) CLASS IV UNIFIED  FEE.  The Issuer of the Funds listed on SCHEDULE A as being  authorized  to issue Class IV shares  shall enter into a  Management
     Agreement  with  ACIM  providing  for a  unified  fee  equal to the  amount approved by the Funds' Board of Directors. The Class IV shares are intended to be sold  exclusively  to insurance  companies and  qualified  retirement plans that require payment of a distribution  fee out of the Class IV 12b-1
     Plan and also require a redemption fee.

                                                                          page 2

c.   DISTRIBUTION SERVICES.

     (1)  CLASS II  DISTRIBUTION  PLAN.  The  Class II  shares  of each Fund are offered  subject to a Class II Master  Distribution  Plan  pursuant to Rule
     12b-1 under the 1940 Act (the "Class II 12b-1 Plan")  adopted by the Issuer on May 18,  2001.  Class II shares of each Fund  shall pay ACIM,  as paying agent for the Funds, for the distribution  expenses  incurred in connection with  providing  such services for shares of the Funds,  as provided in the
     Class II 12b-1  Plan,  at an  aggregate  annual rate of .25% of the average daily net assets of such class.

     Under the Class II 12b-1 Plan, "distribution expenses" include, but are not limited  to,  expenses  incurred  in  connection  with (A) payment of sales commission,  ongoing  commissions  and other payments to brokers,  dealers, financial  institutions  or others  who sell  Class II shares  pursuant  to selling agreements; (B) compensation to employees of Distributor who engage in or support  distribution of the Fund's Class II shares; (C) compensation
     to,  and  expenses   (including   overhead  and  telephone   expenses)  of,
     Distributor;  (D) the printing of  prospectuses,  statements  of additional information  and  reports  for other than  existing  shareholders;  (E) the preparation,  printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders;
     (F) receiving and answering  correspondence from prospective  shareholders, including distributing prospectuses,  statements of additional information, and  shareholder  reports;  (G)  the  providing  of  facilities  to  answer questions from prospective  investors about Fund shares; (H) complying with federal and state  securities  laws  pertaining to the sale of Fund shares;
     (I)  assisting  investors in  completing  application  forms and  selecting dividend and other account  options;  (J) the providing of other reasonable assistance  in connection  with the  distribution  of Fund shares;  (K) the organizing  and  conducting  of sales  seminars and payments in the form of transactional  compensation  or promotional  incentives;  (L) profit on the foregoing;  (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National Association of Securities Dealers; and (N)
     such other  distribution and services  activities as the Issuer  determines may be paid for by the Issuer  pursuant to the terms of this  Agreement and in accordance with Rule 12b-1 of the 1940 Act.

     (2)  CLASS IV  DISTRIBUTION  PLAN.  The  Class IV  shares  of each Fund are offered  subject to a Class IV Master  Distribution  Plan  pursuant to Rule
     12b-1 under the 1940 Act (the "Class IV 12b-1 Plan")  adopted by the Issuer on April 5, 2004.  Class IV shares of each Fund  shall pay ACIM,  as paying agent for the Funds, for the distribution  expenses  incurred in connection with  providing  such services for shares of the Funds,  as provided in the
     Class IV 12b-1  Plan,  at an  aggregate  annual rate of .25% of the average daily net assets of such class.

     Under the Class IV 12b-1 Plan, "distribution expenses" include, but are not limited  to,  expenses  incurred  in  connection  with (A) payment of sales commission,  ongoing  commissions  and other payments to brokers,  dealers, financial  institutions  or others  who sell  Class IV shares  pursuant  to selling agreements; (B) compensation to employees of Distributor who engage in or support  distribution of the Fund's Class IV shares; (C) compensation
     to,  and  expenses   (including   overhead  and  telephone   expenses)  of,
     Distributor;

                                                                          page 3

     (D) the printing of prospectuses,  statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising  materials provided to the Funds'  shareholders  and prospective  shareholders;  (F) receiving and
     answering   correspondence   from   prospective   shareholders,   including
     distributing  prospectuses,   statements  of  additional  information,  and
     shareholder  reports;  (G) the providing of facilities to answer  questions from  prospective  investors about Fund shares;  (H) complying with federal and  state  securities  laws  pertaining  to the sale of Fund  shares;  (I)
     assisting investors in completing  application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares;  (K) the organizing and conducting  of sales  seminars  and  payments in the form of  transactional compensation or promotional  incentives;  (L) profit on the foregoing;  (M)
     the  payment  of  "service  fees",  as  contemplated  by the  Rules of Fair
     Practice of the National  Association of Securities  Dealers;  and (N) such other distribution and services  activities as the Issuer determines may be paid for by the  Issuer  pursuant  to the  terms of this  Agreement  and in accordance with Rule 12b-1 of the 1940 Act.

SECTION 3. ALLOCATION OF INCOME AND EXPENSES

a.   DAILY DIVIDEND FUNDS.  Funds that declare  distributions  of net investment income  daily to maintain  the same net asset value per share in each class
     ("Daily  Dividend  Funds") will allocate  gross income and expenses  (other than  Class  Expenses,  as  defined  below)  to each  class on the basis of
     "relative net assets  (settled  shares)".  Realized and unrealized  capital gains and losses will be  allocated  to each class on the basis of relative net assets.  "Relative net assets (settled shares)," for this purpose,  are
     net  assets  valued  in  accordance  with  generally  accepted   accounting
     principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund.  Expenses to be so allocated include Issuer Expenses and Fund Expenses, each as defined below.

b.   NON-DAILY DIVIDEND FUNDS. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, which are defined in Section 3d. below) of each Fund,  other than the Daily  Dividend  Funds, shall be  allocated  to each  class on the  basis  of its net  asset  value relative  to the net asset value of the Fund.  Expenses to be so  allocated also include Issuer Expenses and Fund Expenses.

c.   APPORTIONMENT OF CERTAIN EXPENSES.  Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer
     Expenses and Fund Expenses, each defined below, will be allocated among the classes  of shares  pro rata based on their  relative  net asset  values in relation  to the net  asset  value of all  outstanding  shares in the Fund.
     Approved Class Expenses shall be allocated to the particular class to which they are  attributable.  In  addition,  certain  expenses  may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed  to a class,  it shall be charged to a Fund for allocation among classes, as determined by ACIM.

                                                                          page 4

d.   DEFINITIONS.

     (1) ISSUER EXPENSES.  "Issuer  Expenses" include expenses of an Issuer that are not  attributable  to a  particular  Fund or  class  of a Fund.  Issuer
     Expenses  include  fees  and  expenses  of  those  Directors  who  are  not
     "interested persons" as defined in the 1940 Act ("Independent  Directors"),
     including  counsel  fees  for  the  Independent   Directors,   and  certain
     extraordinary  expenses  of the  Issuer  that  are  not  attributable  to a particular Fund or class of a Fund.

     (2) FUND EXPENSES.  "Fund Expenses"  include expenses of an Issuer that are attributable to a particular fund but are not  attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes,
     (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

     (3) CLASS EXPENSES.  "Class Expenses" are expenses that are attributable to a  particular  class of a Fund and  shall be  limited  to:  (i)  applicable unified fee; (ii) payments made pursuant to the Class II 12b-1 Plan;  (iii)
     payments  made  pursuant  to the  Class IV  12b-1  Plan;  and (iv)  certain extraordinary  expenses  of an Issuer or Fund  that are  attributable  to a particular class of a Fund.

     (4) EXTRAORDINARY EXPENSES.  "Extraordinary expenses" shall be allocated as an Issuer  Expense,  a Fund  Expense or a Class  Expense in such manner and utilizing  such  methodology  as ACIM  shall  reasonably  determine,  which determination  shall be subject to ratification or approval of the Board of
     Directors and shall be consistent  with  applicable  legal  principles  and requirements  under the 1940 Act and the Internal Revenue Code, as amended.
     ACIM  shall  report to the Board of  Directors  quarterly  regarding  those extraordinary expenses that have been allocated as Class Expenses. Any such allocations shall be reviewed by, and subject to the approval of, the Board of Directors.

SECTION 4. EXCHANGE PRIVILEGES

Subject to the restrictions and conditions set forth in the Funds'  prospectuses and the  prospectuses of the insurance  products  through which the Funds may be purchased,  shareholders  may (i)  exchange  shares  of one  class of a Fund for shares of the same class of another  Fund,  (ii)  exchange  Class I or Class III shares  for Class I or Class III shares of any other  Fund  within the  American
Century  family of Funds that offers such classes,  and (iii)  exchange Class II and Class IV shares for shares of any Fund within the American Century family of
Funds that offers such classes,  provided  that such Funds are eligible  options within the shareholder's insurance product and the exchange is permissible under the terms of such insurance product.

SECTION 5. CONVERSION FEATURES

Conversions from one class of shares  automatically into another class of shares are not  permitted;  PROVIDED,  HOWEVER,  that if a  particular  class of shares ceases to exist,  upon prior  notice to such

                                                                          page 5

class's  shareholder,  those shares will be converted to shares of the same Fund but of another class in which such shareholder is eligible to invest, subject to the requirements of Rule 18f-3(e).

SECTION 6. QUARTERLY AND ANNUAL REPORTS

The Board of Directors shall receive quarterly and annual reports concerning all allocated Class Expenses and distribution and servicing  expenditures  complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time.
In the reports, only expenditures properly attributable to the sale or servicing of a  particular  class of shares  will be used to justify any  distribution  or servicing fee or other expenses charged to that class.  Expenditures not related to the sale or  servicing  of a  particular  class shall not be presented to the
Board of Directors to justify any fee  attributable to that class.  The reports, including  the  allocations  upon which they are based,  shall be subject to the review  and  approval  of the  Independent  Directors  of the Issuer who have no direct or  indirect  financial  interest  in the  operation  of this Plan in the exercise of their fiduciary duties.

SECTION 7. WAIVER OR REIMBURSEMENT OF EXPENSES

Expenses  may be waived or  reimbursed  by any  adviser  to the  Issuer,  by the
Issuer's  underwriter or by any other provider of services to the Issuer without the prior approval of the Issuer's Board of Directors,  provided that the fee is waived or reimbursed  to all shares of a particular  Fund in proportion to their relative average daily net asset values.

SECTION 8. EFFECTIVENESS OF PLAN

Upon  receipt  of  approval  by votes  of a  majority  of both (a) the  Board of
Directors  of the  Issuer  and (b) the  Independent  Directors,  this Plan shall become effective May 3, 2004.

SECTION 9. MATERIAL MODIFICATIONS

This  Plan may not be  amended  to  modify  materially  its  terms  unless  such amendment  is approved by a majority of both (a) the Board of  Directors  of the
Issuer and (b) the Independent Directors; PROVIDED; HOWEVER; that a new Fund may be added upon approval by the Board of Directors by adopting a new Schedule A to this Plan.

                                                                          page 6

     IN WITNESS  WHEREOF,  the Issuer has adopted this Multiple Class Plan as of the 17th day of November, 2004.

                                    AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                                    By:    /s/ Charles A. Etherington
                                           ------------------------------------
                                    Name:  Charles A. Etherington
                                    Title: Vice President

                                                                          page 7

                                   SCHEDULE A

                      FUNDS COVERED BY THIS MULTICLASS PLAN

 -----------------------------------  ----------  ---------  --------- ---------
                 FUND                  CLASS I    CLASS II   CLASS III CLASS IV
 -----------------------------------  ----------  ---------  --------- ---------
 >>   VP International Fund              YES        YES         YES      YES
 >>   VP Value Fund                      YES        YES         YES       NO
 >>   VP Ultra Fund                      YES        YES         YES       NO
 >>   VP Income & Growth Fund            YES        YES         YES       NO
 >>   VP Global Growth Fund              YES         NO          NO       NO
 >>   VP Growth Fund                     YES         NO          NO       NO
 >>   VP Vista Fund                      YES        YES          NO       NO
 >>   VP Equity Index Fund               YES         NO          NO       NO
 >>   VP Balanced Fund                   YES         NO          NO       NO
 >>   VP Capital Appreciation Fund       YES         NO          NO       NO
 >>   VP Large Company Value Fund        YES        YES          NO       NO
 >>   VP Mid Cap Value Fund              YES        YES          NO       NO
 -----------------------------------  ----------  ---------  --------- ---------

By:      /s/ Charles A. Etherington
         -----------------------------------
Name:    Charles A. Etherington
Title:   Vice President
Date:    November 17, 2004

                                                                          page 8